UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 13, 2007

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2007, Altair Nanotechnologies Inc. (together with its operating subsidiaries, the "Company") promoted Terry Copeland to Vice President of Operations for the Power and Energy Group of the Company and, in connection therewith, entered into an employment agreement with Mr. Copeland.

Under the employment agreement, Mr. Copeland is entitled to a annual base salary equal to $225,000, an annual bonus target opportunity equal to 60% of his base salary upon achievement of certain performance measures, and standard health and other benefits.  The employment agreement also includes terms related to the assignment of inventions to the Company, protection of confidential information, and 12-month non-competition and non-solicitation covenants.

If Mr. Copeland’s employment is terminated by Mr. Copeland for good reason, which includes, among other things, (a) the Company requiring Mr. Copeland to relocate his place of employment without Mr. Copeland’s consent, or (b) a material adverse change in Mr. Copeland’s title, position, and/or duties 90 days before or within one year after a change of control, Mr. Copeland is entitled to a severance benefit equal to his base salary and health benefits for one year.  The one-year base salary severance benefit will be extended to 16 months if either (a) Mr. Copeland terminates for good reason on or before November 13, 2009 on account of a relocation that is more than 50 miles from Mr. Copeland’s initial place of employment, or (b) Mr. Copeland consents to a relocation of his employment, but subsequently terminates his employment with the Company for good reason on or before the two-year anniversary of such relocation.

If Mr. Copeland’s employment is terminated by the Company without cause, Mr. Copeland is entitled to a severance benefit equal to his base salary for one year, health benefits for 18 months, and a lump sum bonus payment equal to 60% of his base salary paid for the year in which his termination occurred.  The one-year base salary severance benefit will be extended to 16 months if either (a) Mr. Copeland terminates for good reason on or before November 13, 2009 on account of a relocation that is more than 50 miles from Mr. Copeland’s initial place of employment, or (b) Mr. Copeland consents to a relocation of his employment, but his employment is subsequently terminated by the Company without cause on or before the two-year anniversary of such relocation.  Mr. Copeland is not entitled to any severance if his employment is terminated at any time by the Company with cause or by Mr. Copeland without good reason.

The description of the employment agreement set forth above is, by its nature, a summary description and omits certain detailed terms set forth in the underlying agreement.  The summary set forth above is qualified by the terms and conditions of the agreement attached as Exhibit 10.1 to this Current Report.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

10.1  Employment Agreement with Terry Copeland

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: November 16, 2007	By:	/s/ Edward Dickinson
Edward Dickinson
Chief Financial Officer